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                                                                    Exhibit 10.j

                               LOJACK CORPORATION

       Amendment Number Two to Restated and Amended Stock Incentive Plan
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     On May 21, 1997, the Board of Directors of LoJack Corporation approved the following Amendment Number Two to the Restated and Amended Stock Incentive Plan:

RESOLVED: That the following amendment to the Restated and Amended Stock -------- Incentive Plan (the "Plan") is hereby adopted:

       Section 4(a) of the Plan shall be deleted and the following language shall be inserted:

               (a)  Maximum Shares.  Subject to adjustment by the operation of
            Section 4(b) hereof, the maximum number of Shares with respect to which Options may be granted under the Plan is 4,124,135 shares, comprised of 3,414,135 shares available for the Award of Senior Management Options, 650,000 shares available for the Award of other Options, and 210,000 shares available for Non-Employee Director Options. The Shares with respect to which Options may be granted under the Plan may be either authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. An Award shall not be considered to have been made under the Plan with respect to any Option to the extent that it terminates without being exercised, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

RESOLVED: Except as expressly amended hereby, all of the terms and provisions of -------- the Plan shall and do remain in full force and effect, all without change, and all of the terms and provisions contained therein, as amended by the prior resolution, are hereby expressly ratified and confirmed.